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                                                                    Exhibit 23.3

               [James N. Howard and Associates, P.C. Letterhead]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated December 5, 1997 on the financial statements of Kestrel Holdings, Inc. as of and for the year ended September 30, 1997, included in Pierce Leahy Corp.'s Form 8-K dated July 2, 1998 and all references to our Firm included in this registration statement.


James N. Howard and Associates, P.C.

Dallas, Texas
February 9, 1999